UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 17, 2009

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                 On December 17, 2009, the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors unanimously approved certain amendments to the Company’s Change-in-Control Retention Plan (the “Plan”).  Specifically, the Plan was amended to eliminate the potential for any tax gross-up payments to executives in connection with Plan payments due to a change-in-control, and to clarify the application of certain restrictive covenants imposed upon executives as a condition to receiving certain Plan awards.  In addition, the Plan was amended to eliminate the potential for any Plan payment to such executive which would otherwise be treated as an “excess parachute payment” under the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) (and applicable regulatory guidance issued thereunder).  Finally, the Plan was amended to conform more closely to the requirements of Section 409A of the Code (and applicable regulatory guidance issued thereunder), to clarify the applicability of limitations on executive pay imposed by the Federal Deposit Insurance Corporation, and to clarify the authority of the Committee to administer the Plan.  This summary of the material amendments to the Plan is qualified by the text of the Plan, as amended, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by this reference.

Item 9.01                                              Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.

10.1                        Company’s Change-in-Control Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009	BANK OF HAWAII CORPORATION

	By:	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary